July 18, 2024 Q2 2024 – Supplemental Information 1 Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited,” “BKU” or the “Company”) with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as but not limited to adverse events or conditions impacting the financial services industry. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov). 2

Quarterly Highlights 3

Improve Asset Mix Improve Funding Profile 2 Maintain Robust Liquidity and Capital Net Interest Margin Execution on Near-term Strategic Priorities 4 3 4 1 • Non-brokered deposits grew by $1.3 billion • NIDDA up $826 million; improved to 29% of deposits • Average NIDDA up $888 million • Total deposits up $736 million • Wholesale funding down $1.2 billion • Core C&I and CRE loans grew by $589 million • Resi declined by $212 million • Net interest margin increased by 0.15%, to 2.72% from 2.57% • Cost of deposits down to 3.09% from 3.18% • Same day available liquidity $14.9 billion • Available liquidity 139% of uninsured, uncollateralized deposits; 61% of deposits insured or collateralized. • CET 1 ratio of 11.6%; TCE/TA increased to 7.4% Manage credit • ACL/Loans increased to 0.92%; commercial ACL remained at 1.42% • Annualized net charge-offs 0.12% • NPA ratio excluding guaranteed SBA loans 0.39% 5 Manage Expenses • Expenses stable quarter-over-quarter 6

Topics of Current Interest Capital(1) • CET1 ratio 11.6% ; TCE/TA 7.4% • Book value and tangible book value per share grew to $36.11 and $35.07 Deposits and Funding • Non-brokered deposits grew $1.3 billion • Non-interest bearing DDA 29% of total deposits; up $826 million for the quarter • Total deposits grew by $736 million • Wholesale funding down by $1.2 billion Asset Quality • Low NPA ratio of 0.50% at June 30; 0.39% excluding guaranteed portion of non-accrual SBA loans • Annualized net charge-off rate of 0.12% • Total criticized/classified assets declined $52 million High Quality CRE Portfolio • Wtd average DSCR 1.77; wtd average LTV 56.0%; 56% Florida • CRE office wtd average DSCR 1.59; wtd average LTV 65.8%; 58% Florida • CRE office reserve 2.47% at June 30 • CRE to total loans 24% ; CRE to total risk based capital 165% • $51 million in non-performing CRE excluding non-performing SBA guaranteed loans 1. Tangible book value per share is a non-GAAP financial measure. See section entitled “Non-GAAP Financial Measures” on page 28 5 Net Interest Margin • Net interest margin increased to 2.72% from 2.57% for prior quarter • Cost of deposits declined; 3.09% for Q2 compared to 3.18% for Q1;

Highlights from Second Quarter Earnings

BankUnited

($ in millions, except per share data)	Q2'24	Q1'24	Q2'23	Change From Q1'24	Change From Q2'23	Key Highlights
Net Interest Income	$226	$215	$214	$11	$12	5% QoQ growth in net interest income
Provision for Credit Losses	$20	$15	$16	$5	$4	
Total Non-interest Income	$24	$27	$25	($3)	($1)	
Total Non-interest Expense	$158	$159	$145	($1)	$13	
Net Income	$54	$48	$58	$6	($4)	
EPS	$0.72	$0.64	$0.78	$0.08	($0.06)	
Period-end Core C&I and CRE loans	$15,090	$14,501	$14,104	$589	$986	
Period-end Loans	$24,628	$24,226	$24,630	$402	($2)	Core commercial growth partially offset by strategic resi decline
Period-end Non-interest DDA	$8,065	$7,240	$7,305	$826	$760	Double digit growth in NIDDA quarter over quarter
Period-end Deposits	$27,764	$27,027	$25,839	$736	$1,925	$1.3 billion growth in non-brokered deposits
Loans to Deposits	88.7%	89.6%	95.3%	(0.9%)	(6.6%)	
CET1	11.6%	11.6%	11.2%	—%	0.4%	
Total Capital	13.6%	13.7%	13.0%	(0.1%)	0.6%	
Yield on Loans	5.85%	5.78%	5.35%	0.07%	0.50%	
Yield on Securities	5.60%	5.59%	5.19%	0.01%	0.41%	
Cost of Deposits	3.09%	3.18%	2.46%	(0.09%)	0.63%	First decline since Q1 2022
Net Interest Margin	2.72%	2.57%	2.47%	0.15%	0.25%	Expanding trend in margin expected over course of 2024
Non-performing Assets to Total Assets(1)	0.50%	0.34%	0.34%	0.16%	0.16%	
Allowance for Credit Losses to Total Loans	0.92%	0.90%	0.68%	0.02%	0.24%	
Commercial Allowance for Credit Losses to Total Commercial Loans(3)	1.42%	1.42%	1.08%	—%	0.34%	
Net Charge-offs to Average Loans(2)	0.12%	0.02%	0.09%	0.10%	0.03%	

1. Includes guaranteed portion of non-accrual SBA loans.
2. Annualized.
3. For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.

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Deposits 7

Deposit Trends ($ in millions) $7,347 $4,807 $3,384 $4,268 $5,164 $5,116 $4,463 $10,622 $12,660 $13,369 $13,061 $11,136 $11,123 $11,463 $2,131 $3,020 $3,709 $2,142 $3,403 $3,548 $3,773 $4,295 $7,009 $8,976 $8,038 $6,835 $7,240 $8,065 $24,395 $27,496 $29,438 $27,509 $26,538 $27,027 $27,764 Non-interest Demand Interest Demand Money Market / Savings Time 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 Quarterly Cost of Deposits 1.48% 0.43% 0.19% 1.42% 2.96% 3.18% 3.09% Non-interest bearing as a % of Total Deposits 17.6% 25.5% 30.5% 29.2% 25.8% 26.8% 29.1% 8

Cost of Funds Trend 9 1.42% 0.36% 0.16% 1.92% 3.18% 3.17% 3.09% 1.75% 0.25% 0.25% 4.50% 5.50% 5.50% 5.50% Spot APY - Total Deposits Target Federal Funds Rate Upper Bound 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 (1.00)% —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Spot Average Annual Percentage Yield (“APY”) At December 31, 2019 At December 31, 2020 At December 31, 2021 At December 31, 2022 At December 31, 2023 At March 31, 2024 At June 30, 2024 Total non-maturity deposits 1.11% 0.29% 0.14% 1.83% 2.87% 2.85% 2.80% Total interest-bearing deposits 1.71% 0.48% 0.23% 2.66% 4.20% 4.29% 4.29% Total deposits 1.42% 0.36% 0.16% 1.92% 3.18% 3.17% 3.09% Spread Between Fed Funds Upper Bound and Spot APY of Total Deposits

Loans and the Allowance for Credit Losses 10

11 Prudently Underwritten and Well-Diversified Loan Portfolio At June 30, 2024 ($ in millions) Loan Portfolio Over Time $5,661 $6,348 $8,368 $8,901 $8,209 $8,057 $7,845 $7,493 $6,896 $5,702 $5,700 $5,819 $5,839 $5,952 $6,718 $6,448 $6,735 $8,305 $8,907 $8,661 $9,136 $768 $1,259 $1,092 $525 $433 $456 $539 $2,515 $2,915 $1,868 $1,455 $1,266 $1,213 $1,156$23,155 $23,866 $23,765 $24,886 $24,634 $24,226 $24,628 Other (1) Mortgage Warehouse Lending C&I CRE Residential 12/31/19 12/31/20 12/31/21 12/31/22 12/31/2023 03/31/24 06/30/24 1. Includes Pinnacle municipal finance, franchise and equipment finance, and PPP.

High Quality CRE Portfolio At June 30, 2024 ($ in millions) Property Type Balance % of Total CRE FL NY Tri State Other Wtd. Avg. DSCR Wtd. Avg. LTV Office $ 1,791 30% 58% 24% 18% 1.59 65.8 % Warehouse/Industrial 1,295 22% 58% 9% 33% 2.02 50.4 % Multifamily 825 14% 48% 52% — % 1.93 48.2 % Retail 857 14% 49% 32% 19% 1.63 59.0 % Hotel 514 9% 74% 9% 17% 1.73 44.1 % Construction and Land 585 10% 44% 50% 6 % NA NA Other 85 1% 70% 15% 15% 1.85 49.5% $ 5,952 100% 56% 27% 17% 1.77 56.0% 12 Florida NY Tri State Property Type Wtd. Avg. DSCR Wtd. Avg. LTV Wtd. Avg. DSCR Wtd. Avg. LTV Office 1.58 64.8% 1.63 61.2 % Warehouse/Industrial 2.17 48.4% 1.81 36.6 % Multifamily 2.46 45.4% 1.44 50.8 % Retail 1.80 58.4% 1.38 59.9 % Hotel 1.77 41.9% 1.88 32.5 % Other 2.05 47.8% 1.38 65.4% 1.91 54.1% 1.54 54.6 % Construction and land includes $87 million of office exposure, $84 million in NY

Manageable CRE Maturity Risk At June 30, 2024 ($ in millions) Property Type Maturing in the Next 12 Months % Maturing in the Next 12 Months Fixed Rate or Swapped Maturing in the Next 12 Months Fixed Rate to Borrower Maturing in Next 12 mos. as a % of Total Portfolio Office $ 402 22% $ 191 11 % Warehouse/Industrial 80 6% 56 4 % Multifamily 90 11% 29 3 % Retail 100 12% 54 6 % Hotel 42 8% 17 3 % Construction and Land 279 48% — — % Other 19 23% 19 23% $ 1,012 17% $ 366 6% 13 Just 6% of total CRE portfolio fixed and maturing in the next 12 months Property Type 2024 2025 2026 2027 2028 Thereafter Total Office $ 221 $ 442 $ 424 $ 226 $ 146 $ 332 $ 1,791 Warehouse/Industrial 53 179 404 285 144 230 1,295 Multifamily 15 158 164 158 107 223 825 Retail 68 150 230 100 186 123 857 Hotel 41 44 243 31 56 99 514 Construction and Land 132 219 100 61 — 73 585 Other 12 7 27 10 4 25 85 $ 542 $ 1,199 $ 1,592 $ 871 $ 643 $ 1,105 $ 5,952 Maturity Distribution of CRE Loans

CRE Peer Benchmarking 14 35% 35% 24% Peer Median Peer Mean BankUnited, N.A —% 5% 10% 15% 20% 25% 30% 35% 40% 222% 216% 165% —% 50% 100% 150% 200% 250% 1. BKU information as of June 30, 2024 2. CRE peer median information based on March 31, 2024 Call Report data (most recent date available) for banks with total assets between $10 billion and $100 billion CRE / Total Loans(1)(2) CRE / Total Risk Based Capital(1)(2)

CRE Office Portfolio - Additional Information At June 30, 2024 15 • 17% or $309 million of the total office portfolio is medical office • Rent rollover in next 12 months approximately 9% of the total office portfolio; 10% for FL and 6% in NY Tri State • Manhattan stabilized portfolio has approximately 96% occupancy and rent rollover in the next 12 months of 6% • The Florida portfolio is predominantly suburban 43% 20% 20% 12% 4% 1% Manhattan NY Tri-State Other Long Island Queens Brooklyn Bronx 29% 22%21% 8% 10% 10% Tampa Orlando Boca/Palm Beach Broward Miami-Dade Other NY Tri-State by Sub-Market Florida by Sub-Market

Granular, Diversified Commercial & Industrial Portfolio At June 30, 2024 ($ in millions) Industry Balance(1) % of Portfolio Finance and Insurance $ 1,678 18.4 % Manufacturing 765 8.4 % Educational Services 736 8.1 % Health Care and Social Assistance 716 7.8 % Utilities 688 7.5 % Information 665 7.3 % Wholesale Trade 648 7.1 % Transportation and Warehousing 509 5.6 % Real Estate and Rental and Leasing 502 5.5 % Construction 469 5.1 % Retail Trade 325 3.6 % Public Administration 301 3.3 % Professional, Scientific, and Technical Services 293 3.2 % Other Services (except Public Administration) 266 2.9 % Arts, Entertainment, and Recreation 199 2.2 % Administrative and Support and Waste Management 183 2.0 % Accommodation and Food Services 158 1.7 % Other 36 0.3% $ 9,137 100.0% 161. Includes $2.0 billion of owner-occupied real estate Geographic Distribution Florida 32% New York Tri-State 34% Other 34%

$217.6 $24.1 $(3.0) $(13.7) $12.3 $(11.6) $225.7 Drivers of Change in the ACL - Current Quarter ($ in millions) Risk Rating Migration and Specific Reserves Economic Forecast Net Charge- Offs ACL 06/30/24 ACL 03/31/24 0.92%0.90%% of Total Loans 17 Change in Qualitative Overlay Portfolio and Other • New loans net of pay- downs • Portfolio and Assumption changes • Primarily related to one C&I relationship • Shift related to items now captured in quantitative modeling. • Current market adjustment • Changes to forward path of forecast • Scenario weighting

Allocation of the ACL
($ in millions)

BankUnited

	December 31, 2023		March 31, 2024		June 30, 2024	
	Balance	% of Loans	Balance	% of Loans	Balance	% of Loans
Commerical:						
Commercial real estate	$ 41.3	0.71 %	$ 61.1	1.05 %	$ 69.9	1.17 %
Commercial and industrial	142.4	1.60 %	140.0	1.62 %	143.2	1.57 %
Franchise and equipment finance	10.9	2.85 %	9.4	2.71 %	5.9	1.93 %
Total commercial	194.6	1.29 %	210.5	1.42 %	219.0	1.42 %
Pinnacle - municipal finance	0.2	0.03 %	0.2	0.03 %	0.2	0.03 %
Residential and mortgage warehouse lending	7.9	0.09 %	$ 6.9	0.08 %	6.5	0.08 %
Allowance for credit losses	**$ 202.7**	**0.82 %**	**$ 217.6**	**0.90 %**	**$ 225.7**	**0.92 %**

Office Portfolio ACL: 2.47% at June 30, 2024, compared to 2.26% at March 31, 2024 and 1.18% at December 31, 2023.

Asset Quality Ratios	December 31, 2023	March 31, 2024	June 30, 2024
Non-performing loans to total loans[1]	0.52 %	0.48 %	0.70 %
Non-performing assets to total assets[1]	0.37 %	0.34 %	0.50 %
Allowance for credit losses to non-performing loans[1]	159.54 %	187.92 %	130.12 %
Net charge-offs to average loans[2]	0.09 %	0.02 %	0.12 %

1. Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $39.0 million, $40.0 million and $41.8 million or 0.16%, 0.16% and 0.17% of total loans and 0.11%, 0.11% and 0.12% of total assets at June 30, 2024, March 31, 2024 and December 31, 2023, respectively.
2. Annualized for the three months ended March 31, 2024 and the six months ended June 30, 2024.

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Asset Quality Metrics 19 Non-Performing Loans to Total Loans Non-Performing Assets to Total Assets Net Charge-offs to Average Loans(1) 0.88% 1.02% 0.87% 0.42% 0.52% 0.48% 0.70% 0.68% 0.80% 0.68% 0.26% 0.35% 0.32% 0.54% Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 —% 0.25% 0.50% 0.75% 1.00% 1.25% 0.63% 0.71% 0.58% 0.29% 0.37% 0.34% 0.50% 0.49% 0.56% 0.45% 0.18% 0.25% 0.23% 0.39% Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 —% 0.25% 0.50% 0.75% 1.00% 1.25% 0.05% 0.26% 0.29% 0.22% 0.09% 0.02% 0.12% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 —% 0.20% 0.40% 0.60% 1. Annualized for the six months ended June 30, 2024 and the three months ended March 31, 2024.

Non-Performing Loans by Portfolio Segment ($ in millions) 20 $205 $244 $206 $105 $127 $116 $173 $19 $29 $29 $21 $21 $18 $16 $24 $60 $30 $51 $65 $43 $58 $22 $34 $30 $43 $35 $45 $33 $13 $24 $23 $19 $46 $51 $46 $40 $42 $40 $39 $16 $16 $10 $9 $6 $5 $5 Non-Guaranteed Portion of SBA Guaranteed Portion of SBA Franchise and Equipment C&I CRE Residential and Other Consumer 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 NPLs Remain Below Pre-Pandemic Levels

Criticized and Classified Loans ($ in millions) 21 Commercial Real Estate(1) Commercial(1)(2) Special Mention Substandard Accruing Substandard Non-accruing and Doubtful 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 $— $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 $— $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 1. Excludes SBA 2. Includes Pinnacle, franchise and equipment finance, and MWL

Criticized and Classified CRE Loans by Property Type ($ in millions) 22 March 31, 2024 $123 $55 $96 $292 $144 $3 $17 $116 $55 $89 $146 $77 $3 $16 December 31, 2023 $99 $54 $1 $93 $374 $152 $9 $17 Multifamily Hotel Industrial/Warehouse Retail Office Construction & Land Other SBA June 30, 2024 Construction and land category includes $84 million of office exposure at 6/30/24

Asset Quality - Delinquencies ($ in millions) 23 Commercial(1) CRE 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 $— $20 $40 $60 $80 $100 Residential(2) 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 $— $20 $40 $60 $80 $100 30-59 Days PD 60-89 Days PD 90 Days+ PD 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 03/31/24 06/30/24 $— $20 $40 $60 $80 $100 1. Includes Pinnacle, franchise finance and equipment finance 2. Excludes government insured residential loans

Residential Portfolio Overview At June 30, 2024 24 Residential Loan Product Type FICO Distribution(1) Breakdown by LTV(1) 1. Excludes government insured residential loans. FICOs are refreshed routinely. LTVs are typically based on valuation at origination Prior 22% 2020 12% 2021 43% 2022 16% 2023 5% 2024 2% >759 76% 720-759 14% <720 or NA 10% Breakdown by Vintage(1) 60% or less 34% 61% - 70% 25% 71% - 80% 40% More than 80% 1% 30 Yr Fixed 32% 15 & 20 Year Fixed 13% 10/1 ARM 12% 5/1 & 7/1 ARM 27% Formerly Covered 1% Govt Insured 15% High quality residential portfolio consists primarily of high FICO, low LTV, prime jumbo mortgages with de-minimis charge-offs since inception as well as government insured loans

Investment Portfolio 25

High Quality, Short-Duration Securities Portfolio ($ in millions) December 31, 2023 March 31, 2024 June 30, 2024 Portfolio Net Unrealized Loss Fair Value Net Unrealized Loss Fair Value Net Unrealized Gain/(Loss) Fair Value US Government and Agency $ (115) $ 2,656 $ (110) $ 2,884 $ (97) $ 2,999 Private label RMBS and CMOs (301) 2,296 (294) 2,250 (285) 2,223 Private label CMBS (84) 2,199 (69) 2,122 (60) 1,991 Single family real estate-backed securities (18) 366 (15) 341 (14) 333 CLOs (10) 1,113 (1) 1,077 3 1,159 Other (7) 205 (9) 207 (10) 203 $ (535) $ 8,835 $ (498) $ 8,881 $ (463) $ 8,908 Portfolio Composition US Government and Agency 34% Private label RMBS and CMOs 25% Private label CMBS 22% Single family real estate- backed securities 4% CLOs 13% Other 2% Rating Distribution GOV 34% AAA 57% AA 7% A 1% NR 1% • Unrealized losses continue to decline • No expected credit losses on AFS securities • AFS portfolio duration of 1.82; approximately 69% of the portfolio floating rate • HTM securities total $10 million 26

High Quality, Short-Duration Securities Portfolio At June 30, 2024 Strong credit enhancement levels - no SASB(1) exposure Private Label RMBS Subordination Wtd. Avg. Stress Scenario LossRating Min Max Avg. AAA 1.3 92.0 17.8 2.2 AA 20.7 35.0 27.0 5.3 A 32.9 32.9 32.9 5.4 Wtd. Avg. 2.3 89.1 18.3 2.4 Private Label CMBS Subordination Wtd. Avg. Stress Scenario LossRating Min Max Avg. AAA 30.5 87.6 46.0 7.2 AA 31.5 74.1 39.4 7.7 A 25.1 51.6 38.6 9.1 Wtd. Avg. 30.4 84.7 44.9 7.4 CLOs Subordination Wtd. Avg. Stress Scenario LossRating Min Max Avg. AAA 41.3 92.8 47.6 15.0 AA 30.8 38.2 33.4 13.1 A 35.0 35.0 35.0 22.1 Wtd. Avg. 40.0 85.7 45.8 14.9 AAA 94% AA 5% A 1% AAA 84% AA 12% A 4% AAA 87% AA 12% A 1% 271. Single-asset, single-borrower

Non-GAAP Financial Measures 28 Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at June 30, 2024 (in thousands except share and per share data): June 30, 2024 Total stockholders’ equity (GAAP) $ 2,699,348 Less: goodwill 77,637 Tangible stockholders’ equity (non-GAAP) $ 2,621,711 Common shares issued and outstanding 74,758,609 Book value per common share (GAAP) $ 36.11 Tangible book value per common share (non-GAAP) $ 35.07